UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2024

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 23, 2024, MGO Global Inc., a Delaware corporation, (“MGO” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers set forth on the signature pages thereto (the “Purchasers”) for the purchase and sale of an aggregate of $4,588,500 of the Company’s securities consisting of 4,830,000 units (the “Units”), with 1,550,000 of the Units consisting of one (1) share of common stock of the Company, par value $0.00001 (the “Common Stock”) and one (1) warrant to purchase one (1) share of Common Stock (“Common Warrant”) and 3,280,000 Units consisting of one (1) Pre-funded Warrant and one (1) Common Warrant. Pursuant to the Purchase Agreement, the Units with Common Stock were offered and sold at a purchase price of $0.95 per Unit and the Units with Pre-funded Warrants were offered and sold at a purchase price of $0.94999 per Unit. The sale of the Units to the Purchasers closed on December 24, 2024 (the “Closing Date”). The Company also sold 1,485,000 units to additional investors who did not enter into the Purchase Agreement and relied on the Registration Statement (as defined below) in connection with the purchase of the securities under the same terms sold to Purchasers. The sale by the Company of securities pursuant to the Purchase Agreement combined with the concurrent sale of securities by the Company outside of the Purchase Agreement is referred to herein as the “Offering.” The aggregate gross proceeds to the Company from the Offering were $5,999,250, before deducting placement agent fees and expenses and other transaction costs.

The shares of Common Stock, Pre-funded Warrants, Common Warrants, and the shares of Common Stock issuable upon the exercise of Common Warrants and Pre-Funded Warrants were offered and sold under the registration statement on Form S-1 (File No. 333-282517), initially filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on October 4, 2024 and declared effective on December 20, 2024; and a registration statement on Form S-1MEF (File No. 333-284001), together the registration statement on Form S-1 (File No. 333-282517) the “Registration Statement”, which was filed with the SEC on December 20, 2024, pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and became effective upon filing.

The Common Warrants, which are not exercisable unless and until approved by MGO stockholders (“Warrant Stockholder Approval”), will be initially exercisable at a price of $1.425 per share and will expire on the earlier of (x) the five-year anniversary of the initial exercise date and (y) the consummation of the business combination (the “Business Combination”) pursuant to the Business Combination Agreement dated June 18, 2024, between the Company Heidmar, Inc., Heidmar Maritime Holdings Corp., and HMR Merger Sub Inc., Rhea Marine Ltd. and Maistros Shipinvest Corp. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting MGO’s shares of Common Stock and the exercise price. The Warrants contain a one-time reset of the exercise price (subject to a floor of $0.19 per share) to a price equal to the lowest VWAP (as defined in the Common Warrant) for the Common Stock during the period (the “Reset Period”) beginning four (4) trading days immediately prior to the effective date of the Warrant Stockholder Approval and ending four trading days after the effective date of Warrant Stockholder Approval (the “Reset Date”); provided, however, if the warrant holder requests to exercise this Warrant in whole or in part on any given date during the Reset Period but prior to the Reset Date (the “Early Exercise Date”), solely with respect to such portion of this Warrant being exercised on such applicable Early Exercise Date, (a) such applicable Reset Date shall be deemed to mean the Early Exercise Date, (b) such applicable Reset Period shall be deemed to have ended on the trading Day immediately prior to the Early Exercise Date, (c) the reset exercise price shall be the lowest VWAP during the period beginning on the first day of the Reset Period and ending on the day prior to the Early Exercise Date. Any reset of the exercise price of the Common Warrants will occur on the Reset Date or the Early Exercise Date, as applicable. If a reset of the exercise price of the Common Warrants occurs, the number of shares of Common Stock underlying the Common Warrants will also be increased on the Reset Date or Early Exercise Date, as applicable, so that the reset exercise price multiplied by increased number of shares equal the aggregate proceeds that would have resulted from the full exercise of the Common Warrants immediately prior to the Reset Date or Early Exercise Date, as applicable. We have agreed not to consummate the Business Combination until at least nine (9) trading days after the Warrant Stockholder Approval has been obtained.

The Common Warrants may also be exercised on an alternative cashless basis pursuant to which the holder may exchange each Common Warrant for two (2) shares of Common Stock. The shares of Common Stock (or Pre-funded Warrants) and accompanying Common Warrants could only be purchased together in this Offering but were issued separately and were immediately separable upon issuance.

Pursuant to the Purchase Agreement, the Company has agreed to file their preliminary proxy within five (5) days of the Closing Date for the purposes of obtaining the Warrant Stockholder Approval and has further agreed to hold a special meeting of the stockholders for purposes of obtaining Warrant Stockholder Approval at the earliest practicable date, but in no event later than forty-five (45) days after the Closing Date (the “Initial Stockholders Meeting”). If the Company does not obtain Warrant Stockholder Approval at the Initial Stockholder Meeting, then the Company shall call a meeting every ninety (90) days thereafter until the earlier of the date Warrant Stockholder Approval is obtained or the Common Warrants are no longer outstanding.

The Pre-funded Warrants contained in the Units were sold to Purchasers whose purchase of Units containing Common Stock in the Offering would have otherwise resulted in such Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of the Offering. The exercise price of each Pre-funded Warrant is $0.00001 per share. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until the earlier of (i) all of the Pre-funded Warrants are exercised in full and (ii) the closing of the Business Combination.

Pursuant to the Purchase Agreement, the Company has agreed that for a period of the later of (i) sixty (60) days from the closing of the Offering or (ii) fifteen (15) days from the date of Warrant Shareholder Approval, that neither the Company nor any its subsidiary may (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

The Company’s directors and officers also entered into customary “lock-up” agreements in favor of the Placement Agent pursuant to which such persons and entities agreed, for a period of ninety (90) days after the closing of the Offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Placement Agent’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by the Placement Agent.

None of the above restrictions will limit or restrict any of the transactions contemplated by the Business Combination Agreement.

The Purchase Agreement also contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties, as well as certain indemnification obligations of the Company and other ongoing covenants for the Company.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “best efforts” basis in connection with the Offering and pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of December 23, 2024, between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company from the sale of securities sold in the Offering and repay the Placement Agent for out of pocket expenses not to exceed $100,000.

Pursuant to the Placement Agency Agreement, if within nine (9) months following the Closing Date, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the Placement Agent in connection with the Offering, then the Company will pay the Placement Agent eight percent (8.0)% of the proceeds of such financing upon the closing of such financing or receipt of such proceeds.

The Company has also agreed in the Placement Agency Agreement to grant the Placement Agent a right of first refusal for a period of nine (9) months from the Closing Date, to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such nine (9) month period of the Company (and any successor thereto).

The foregoing descriptions the Purchase Agreement, Common Warrant, Pre-Funded Warrant and the Placement Agency Agreement are qualified by reference to the full text of which documents, which are filed as Exhibits 10.1, 4.1, 4.2, and 1.1, respectively, to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On December 23, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

On December 24, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
1.1	Placement Agency Agreement
4.1	Form of Warrant
4.2	Form of Pre-funded Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release, dated December 23, 2024
99.2	Press Release, dated December 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer